Exhibit 10.1

LD-AG-001-NL

OFFICE OFFER

QEEER TO LEASE

Print Date: 15 Sep 2015	To:

Sino Real Estate Agency Limited

信和地產代理有限公司

12/F. Tsim Sha Tsui Centre,

Salisbury Road, Tsim Sha Tsui East,

Kowloon

(Agent for the Landlord - Ref.: N150700163)

Contact Person : Timothy Ting/Tiffany Fong

Tel No. : 2735 103.2/2735 1013

Fax No. : Nil

Dear Sirs,

I/We, the intended tenant hereby offer to rent the premises described below from the Landlord, on the following principal terms and conditions:

1.	(i)	Name of Landlord	Wide Harvest investment Limited 廣滔投資有限公司

	(ii)	Registercd office/principal place of business in Hong Kong of the Landlord	11-12/F., Tsim Sha Tsui Centre. Salisbury Road, Tsim Sha Tsui, Kowloon

2.	(i)	Name of Tenant	MAN Loong BULLion COMPANY LIMITED 萬隆金銀業有限公司

	(ii)	Certificate of Incorporation No.	1186382

	(iii)	Business Registration No. of the Tenant	386991.36

	(iv)	Registered office/principal place of business in Hong Kong/address of the Tenant	8/F TOWER 5 CHINA HONG KONG CITY 33 CANTON RD TSIM SHA TSUI KLN. Hong Kong

	(v)	e-Billing Email Address	Nil

	(vi)	Contact Person	Mr. Francisco M Xavier

		Tel No.	31874428

		Fax No.	Nil

		Email Address	franciscogmanloong.com

		Correspondence Address	8/F TOWER 5 CHINA HONG KONG CITY 33 CANTON RD TSIM SHA TSUI KLN, HONG KONG

Address	:	25/F., Jardine House, 1 Connaught Place, Central, Hong Kong

Contact Person	:	Ms Yan Man

Contact Tel. No.	:	2847 7824

Personal Guarantee Preparation and Administration Cost	:	N/A

User	:	For use only by the Tenant as office premises and for no other purpose whatsoever. The Landlord gives no warranty as to the suitability or fitness of the Premises for thesaid user.

Handover Condition	:	Bare shell

Rent Free Period(s)	:	Sixteen (16) days from 16 Oct 2015 To 31 Oct 2015 (both days inclusive)

Thirty (30) days from 01 Nov 2015 to 30 Nov 2015 (both days inclusive)

Payments upon commencement of the Tenancy Agreement or handover (whichever is the earlier)	:	Period

(i) Rent	:	01 Dec 2015. To 31 Dec 2015	HK$171,000.00

(ii) Management fee and air-conditioning charge (if any)	:	16 Oct 2015 to 30 Nov 2015	HK$60,443.52

(iii) Cleaning Service Charges	:		N/A

(iv) Government Rates	:	16 Oct 2015 to 31 Dec 2015	HK$18,705.98

(v) Government Rent	:		N/A

(vi) Balance of Deposit	:		HK$873,268.00

(vii) Temporary electricity charge (non-refundable)	:		HK$5,402.00

(viii) Vetting Charget non-refundable)	:		HK$8,103.00

(ix) The debris removal cost (non-refundable)	:		N/A

(x) Fitting out deposit (refundable subject to Clause 12 of Part II, Schedule I of this offer)	:		HK$5,402.00

(xi) Tenancy Preparation and Administration Cost	:		N/A

(xii) Stamp Duty	:		N/A
		Total:	HK$1,142,324.50

	:	As set out in Schedule I hereto
	:	As set out in Schedule II hereto

18.Standard Terms & Conditions forming an

integral part of this offer

19.Special Conditions forming an integral

part of this offer, if any

20. Landlord’s Provision,if any

Remark :N/A

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Together with this offer,I/we enclose my/our initial deposit and advance payment in cheque. Subject as aforesaid,this sum shall be returned to me/us in full,but without interest, if my/our offer is not accepted by the Landlord in the manner hereinafter appearing within 14 days from the date hereof.

Yours faithfully,	Offer Accepted by :

Duty authorized person for and on behalf of	Sino Real Estate Agency Linited
MAN LOONG BULLION COMPANY LIMITED	信和地產代理有限公司
萬隆金銀業有限公司	as agent for the Landlord

Name:

HKID Card No. /Passport No. and place of its issuance :

LD-AG-001-NL

SCHEDULE I

PART I

General Terms & Conditions

1.         Rent

(i)	The monthly rent shall be payable monthly in advance on the 1" day of each calendar month without any deduction, counterclaim or set off.

(ii)	The rent is exclusive of rates and government rent, management fee and air-conditioning charge (if any), cleaning service charges (if any) and all Tenant's expenses and outgoings of a non-capital or recurring nature.

2.         Government Rates

The amount of Government Rates is subject to revision from time to time as advised by the Government and is payable by the Tenant in advance on the first day of the months of January, April, July and October.

3.         Government Rent

The amount of Government Rent is subject to revision from time to time as advised by the Government and is payable by the Tenant in advance on the first day of the months of January, April, July and October.

4.         Deposit

(i)	The amount of security deposit shall be equivalent to the specified multiple of monthly rent management fee and air-conditioning charge (if any), cleaning service charges (if any), and rates and government Rent . From time to time, the deposit may be adjusted by the Landlord to accord with any increase of the monthly rent, management fee and air-conditioning charge (if any), cleaning service charges (if any), or rates and government rent.

(ii)	The deposit shall be retained by the Landlord throughout the Term without payment of interest to the Tenant and the Tenant hereby specifically authorises the Landlord (but without prejudice to any other Landlord' s right or remedy) to deduct and apply the deposit in payment of and/or call the bank guarantee (if any) in order to pay (i) the amount of any rent, rates, government rent, management fee and air-conditioning charge (if any) and cleaning service charges (if any) and other charges payable he reunder by the Tenant; and (ii) any costs, expenses, loss or damage sustained by the Landlord as the result of any of non-observance or non-performance by the Tenant of any of the covenants, agreements, stipulations, obligations or conditions he rein contained.

(iii)	Subject as aforesaid the deposit shall be refunded to the Tenant by the Landlord without interest within forty five (45) days after (i) the expiration or Sooner determination of this Agreement and delivery of vacant possession to the Landlord and (ii) settlement of the last outstanding claim by the Landlord against the Tenant for any arrears of rent and other payments or charges payable hereunder and for breach of any terms and conditions here in contained by the Tenant.

LD-AG-001-NL

5.         Stamp Duty

Stamp duty and registration fees (if any) shall be borne by the parties here to in equal shares.

6.         User

The user of the Premises is restricted to the purpose as office premises only and for no other purpose whatsoever.

The Landlord gives no warranty as to the suitability or fitness of the Premises for the said user.

7.         Tenancy Agreement

(i)	While the Tenancy Agreement shall contain the terms herein, it shall otherwise be on the terms and conditions contained in the Landlord's standard form of Office Tenancy Agreement ("Tenancy Agreement").

(ii)	The Tenant understands that prior to the signing of the Tenancy Agreement, the Tenant should seek independent legal advice to advise the Tenant thereon and satisfy himself as to the terms and conditions thereof.

(iii)	If this offer is accepted, the Tenant shall execute the Tenancy Agreement in accordance with the terms of a notice in writing from the Landlord or the Landlord's solicitor.

(iv)	In the event that the Landlord has furnished us with the Tenancy Agreement, the Tenant confirms and acknowledges that the Tenant fully and thoroughly understands the terms and conditions of the Tenancy Agreement and confirm that they form an integral part of this offer.

(v)	The Tenant agrees, without prejudice to the Landlord's rights herein, that:

(a)	The Premises including the keys will not be handed over to the Tenant unless and until the Tenancy Agreement has been duly signed or executed; and

(b)	All the payments due and payable to the Landlord have been made; and

(c)	The commencement date of the Term of the Tenancy Agreement shall nonetheless remain as set out in this offer.

(vi)	Unless the Tenant shall have engaged a separate firm of solicitors to act on its behalf, the Tenant is required to attend either of the following offices (as the case maybe) for signing the Tenancy Agreement:

(a)	office of the Landlord' s solicitors as specified herein; or

(b)	office of Sino Real Estate Agency Limited (信和地產代理有限公司) if the name of the Landlord' s solicitors is not provided herein.

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8.         Entire Offer

(i)	This Offer together with the Guarantee (if any) supersedes any and all previous offers between the parties hereto, and constitutes the entire offer.

(ii)	Any representation, warranty, statement or offer, whether oral or in writing, heretofore made relating to any of the matters referred to herein are hereby expressly denied, negated and excluded, unless agreed or confirmed by the parties in writing.

(iii)	In the event of any inconsistency between the terms of this Offer and the terms of any document referred to herein (including Appendices attached hereto), the terms of this Offer shall prevail.

9.         Delivery of the Premises

Subject to the Tenant’ s duly signing or executing the Tenancy Agreement and the Tenant’ s making payment of all sums required, the Landlord will deliver vacant possession of the Premises to the Tenant in such condition as set out herein.

10.       Rent Free Period

The granting of rent free period(s) sha)] be subject to the Tenant' s due observance and performance of all the conditions contained herein and in the Tenancy Agreement. -

Notwihstanding any rent free period granted to the Tenant, the Tenant acknowledges that the Tenant is still obliged to pay the management fee and air-conditioning charge (if any), cleaning Service charges (if any), rates and government rent and all other Tenant’ s outgoings payable by he Tenant he hereunder.

11.       Payments

The Tenant agrees that before the Tenant take possession of the Premises or the commencement date of the Tenancy Agreement (whichever is earlier), The Tenant shall pay to the Landlord all he payments as set out herein.

12.       Personal Guarantee

Where the Tenant is required to provide personal guarantee as specified herein, this tenancy shall be conditional upon such specified person(s) having executed a deed of guarantee and indemnity in a form to be prescribed by the Landlord to guarantee

(i)	The due punctual and diligent performance of the Tenant of all its obligations under this tenancy and to indemnify the Landlord against any claim of any nature whatsoever arising out of the use and occupation by the Tenant of the Premises; and

(ii)	Tenant's prompt delivery of vacant possession of the Premises upon the expiration or sooner determination of the tenancy in accordance with the terms of the Tenancy Agreement and to indemnify the Landlord for all loss and damage arising from the Tenant's breach.

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The Tenant shall bear all costs and expenses (including legal costs of the Landlord’ s Solicitors and administrative costs of the Landlord) for the preparation, approval and completion of the deed of guarantee.

13.       Validity of Offer

In consideration of the Landlord' s agreeing to consider this offer, the Tenant hereby warrants, confirms and undertakes to the Landlord that:

(i)	This offer is unconditional and shall remain open for acceptance by the Landlord in its current form for a period of 14 days from the date hereof.

(ii)	Within this period, the Tenant will neither revoke, withdraw nor amend this offer.

(iii)	If within this period, and for any reason whatever the Tenant purport S to revoke Withdraw or amend this offer, then the Tenant agrees and declares that the Landlord may retain for its own use absolutely the money the Tenant now enclose in respect of the initial deposit, as an agreed recompense for, and pre-estimate of, the loss or damage the Landlord would suffer as a result of the breach of my/our warranty and undertaking,

(iv)	Should the Landlord not accept this offer within the said period, this offer shall be deemed to have been withdrawn and the Landlord shall return the initial deposit to the Tenant without interest and neither party shall have any claim against the other.

14.       Acceptance of Offer

Notwithstanding anything to the contrary contained herein or otherwise, the Tenant acknowledges and declares that

(i)	There shall be no binding agreement for the grant of a tenancy between the parties unless and until, and within 14 days from the date hereof, the Landlord has signified its acceptance of this offer in writing, whereupon there shall be a binding agreement between the parties.

(ii)	Such binding agreement shall continue in full force and effect until Superseded by the formal Tenancy Agreement.

(iii)	Until the Landlord has accepted this offer in the prescribed manner, it shall be under no obligation whatsoever to enter into any form of agreement with the Tenant in relation to the Premises.

(iv)	The Landlord' s acceptance of this offer shall be evidenced by its returning to the Tenant within 14 days from the date of its acceptance, a signed and dated copy of this offer.

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15.       Failure to execute Tenancy Agreement

Following the Landlord's acceptance of this offer, should the Tenant fail to execute the formal Tenancy Agreement in accordance with a notice in writing from the Landlord or its solicitors, the Landlord may stamp this offer, thereby deeming the Tenancy Agreement to have been signed and to be enforceable against the parties; and/or if the Tenant still fails to execute the formal Tenancy Agreement within one month from the Term Commencement Date as specified he rein (whether formerly demanded by the Landlord or not), the Landlord may terminate the agreement by giving not less than seven (7) days written notice to the Tenant.

Upon the expiry of the period of notice specified in the aforementioned notice, the agreement shall immediately cease and be determined whereupon the initial deposit shall be forfeited to the Landlord absolutely, as and for liquidated damages and not as a penalty, but without prejudice to any other right or remedy, and the Landlord will be entitled to let the Premises on such terms as it sees fit.

If the agreement has been registered at the Land Registry, the Landlord may register a memorandum of termination, signed for and on its behalf alone, which shall be conclusive evidence of the fact that the agreement has been terminated.

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PART II Other Terms & Conditions

1.	The Tenant shall pay rent, management fee, air-conditioning charge (if any), cleaning Service charges (if any) on or before the first day of each and every calendar month.

2.	The Tenant shall pay rates, government rent as assessed by the Government. Rates and government rent shall be paid quarterly in advance on the first day of the months of January, April, July and October.

3.	Without prejudice to the right of the Landlord to exercise any other right or remedy (including the right of re-entry) under this Offer, in the event of default in payment of Rent and/or any charges payable hereunder or any part thereof on its due date, the Tenant shall further pay to the Landlord on demand interest on the amount in arrears at the rate of 1.5% per month calculated from the date on which the same became due for payment until the date of payment as liquidated damages and not as penalty.

4.	(i) The Tenant shall keep the interior of the Premises and all the Landlord's fixtures and additions in good, clean, tenantable and proper repair condition and shall yield upthe same at the expiration or sooner determination of this tenancy in such repair and the like condition Provided That

(a)	The Landlord may at its discretion require the Tenant and the Tenant shall, upon such request and at its own cost, remove or do away with all or any of the a} terations, fixtures or additions to the Premises or any part(s) thereof (irrespective of whether the same was made by the Tenant or not or whether with or without the Landlord s consent) and make good and repair in a proper and workmanlike manner any damage to the Premises as a result thereof before delivering up the Premises to the Landlord in accordance with the conditions and requirements as set out in the Landlord' s Reinstatement Guide/Guidelines (which may be amended from time to time) to the satisfaction of the Landlord. The Landlord has the right to waive or vary any of the conditions or requirements in the said Reinstatement Guide/Guidelines in writing.

(b)	Notwithstanding anything to the contrary contained in other provisions of this offer and/or the subsequent Tenancy Agreement, the Tenant agrees and declares that upon yielding up the Premises to the Landlord according to the above provisions, the door at the entrance of the Premises shall be of a fire-rated type and firerated damper(s) for air ducts connecting to common corridor shall be installed in the Premises in compliance with the then applicable statutory fire safety requirements irrespective of whether such fire- rated entrance door and/or damper(s) were provided by the Landlord at the commencement of the Term. The Tenant shall, if so requested by the Landlord, produce to the Landlord at the time of yielding up the Premises a certificate and test report from the contractor confirming that the quality of the fire-rated door meets with the statutory requirements.

(c)	Should the Tenant fail to comply with Sub-clauses (a) or (b) above, the Landlord shall be entitled to remove the said alterations, fixtures or additions and reinstate the Premises (and/or to replace the entrance door by fire-rated one and/or install the fire-rated damper(s)) at the sole expense of the Tenant and to recover such cost from the Tenant by action or by deduction from the deposit paid by the Tenant under this agreement.

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(ii)	Immediately prior to delivery or redelivery to the Landlord of the fan coil units or similar indoor parts of the air-conditioning units within the Premises and all airconditioning units serving the Premises exclusively (whether they are of Split-type or window type, whether they are situated inside or outside the Premises and whether they belong to the Tenant or the Landlord or any other person or corporation, the Tenant shall employ at its own expenses a cleaning contractor approved by the Landlord to carry out a final cleaning (with the application of chemical) to such units and shall produce to the Landlord upon its request the receipt of the contractor' s charges for such cleaning. Should the Tenant fail to carry out the cleaning work, the Landlord shall be entitled to carry out the same at the expense of the Tenant and to recover such cost from the Tenant by action or by deduction from the deposit paid by the Tenant under this Agreement.

(iii)	For the avoidance of doubt, the Tenant shall not be entitled to any delay, extension or postponement of the delivery of possession of the Premises to the Landlord in case the day on which the expiration or termination falls on a Sunday or public holiday.

5.	The Tenant shall permit the Landlord and its agents with or without workmen or others and with or without appliances at all reasonable time upon reasonable notice to enter upon the Premises to view the condition thereof and (i) to carry out necessary repair and maintenance work to the Landlord's fixtures and fittings therein; or (ii) to carry out Other work for compliance with any law, rule, regulation or any requirement or notice or order of any Government department or competent authority; or (iii) for any reasons whatsoever for which entry is considered necessary by the Landlord.

6.	The Tenant shal not use the Premises for any purpose other than as specified herein.

7.	The Tenant shall not transfer, assign, underlet, license, share or otherwise part with the possession of the Premises or any part thereof either by way of sub-letting, lending sharing or any other means whereby any person not a party to this offer and/or the subsequent Tenancy Agreement obtains the use or possession of the Premises or any part thereof.

8.	The Tenant shall indemnify the Landlord against all liabilities, claims, demands, actions, proceedings, damages, losses, costs and expenses (arising directly or indirectly) from or incidental to (i) the fitting out, use or occupation of the Premises, (ii) the execution, existence or removal of alterations, additions or repairs to the Premises, (iii) any noncompliance by the Tenant with its obligations under this offer and/or the Subsequent Tenancy Agreement, or (iv) any other act, default, neglect or omission by the Tenant, its employees, contractors, servants, agents, licensees, visitors tors or invitees.

9.	(i)	The Tenant shall design, fit out, lay out, decorate or furnish the Premises in a way not to diminish the function, increase the operative costs or in any way affect or tamper with the operation of any services, decorations or facilities of the Building.

(ii)	Detailed plans for internal partitioning and/or decoration works, including but not limited to electrical and mechanical layouts shall be submitted to the Landlord for approval before commencement of any works. The Landlord or his authorized agents shall have the absolute discretion in granting or refusing such approval. The approval to be granted shall be subject to such condition as the Landlord or his authorized agent may think fit. The Landlord may use and provide to any subsequent user(s) or occupier(s) of the Premises or any other person(s) for use of the plans for the purposes of reinstatement, additions, decoration, repair or maintenance of the Premises or any parts thereof. The Tenant shall employ at the Tenant’ s expenses only Such contractors approved by the Landlord to examine all the electrical and mechanical Works in the Premises at least once a year or at such intervals as directed by the Landlord or the Building Manager and shall provide all relevant certificates and reports rendered by the approved contractors to the Landlord or the Building Manager as soon as the electrical and mechanical works are completed, renewed or examined. Electrical and mechanical works includes but not confined to electrical, plumbing, building automation, fire fighting installations, fuel gas system, ventilation System and hazardous gas/materials detectors.

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(iii)	(a)	Should the Tenant require to install and/or replace any door(s), partition wall (s) or construction element(s) ( "Fire Rated Elements” ) of the Premises that require fire resistance rating under any applicable laws, rules and regulations, the Fire Rated Elements must be of fire-rated type and comply with such laws, rules and regulations and Landlord' s requirements. The Tenant shall within 14 days after completion of the installation and/or replacement work provide to the Landlord a certificate and test report from the contractor confirming that quality of the Fire Rated Elements meets with the statutory requirements at time of the installation/replacement.

	(b)	If the Tenant fails to provide the certificate and test report from the contractor as required under sub-clause (iii) (a) above, the deposit for fitting out work shall not be returned to the Tenant until the failure has been rectified. Without prejudice to the aforesaid and any other rights or remedies that the Landlord may have, the Landlord, its servants, contractors or agents shall also be entitled and/or are hereby authorized or deemed to have been authorized by the Tenant, after the aforesaid failure of the Tenant, to demolish the Fire Rated Elements or any of them already installed and/or replaced by the Tenant or its contractor and to replace them or any of them by other door(s), wall (s) and/or construction element(s) (as the case may be) chosen by any of them at their own choice but at the costs of the Tenant and without incurring any liability to the Tenant. The Landlord shall be entitled to deduct all costs incurred by it for the demolishing and replacement of the Fire Rated Elements as provided before in this clause from the deposit for fitting out work. The Tenant shall pay to the Landlord immediately upon demand any deficiency of the costs, if any, after deduction of the deposit.

(iv)	The Tenant shall take at its own expenses adequate and proper measures to avoid or prevent or minimize the risk of any loss or damage to property or injury or death to person in connection with operation of its business in the Premises ( "Preventive Measures" ). The Preventive Measures shall include but not limited to provision or installation of hazardous gas/materials detectors, ventilation system, fire fighting system and slip proof installations and equipments and such other measures as the Landlord or the Building Manager may in its absolute discretion think necessary for the avoidance, prevention or minimization as aforesaid.

(v)	The Tenant shall permit and accompany the Landlord, its agents or the Building Manager at all reasonable times to enter the Premises and view the state and condition of the electrical and mechanical works and the Preventive Measures. Should any defect or want of repair be found on the electrical and mechanical works or the Preventive Measures or any part thereof, the Tenant shall make arrangement to remedy the same forthwith upon request by the Landlord, its agents or the Building Manager. The Landlord, its agents or the Building Manager shall not by virtue of exercise of its right provided under this sub-clause incur any liability whatsoever over the electrical and mechanical works or the Preventive Measures and shall not be liable for any defect or irregularity thereof which shall be the sole responsibility of the Tenant.

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10.	The Tenant shall not make any alterations or additions to any fixtures or fittings or electrical wi ring or electrical/mechanical instal lations or fi re-prevention system or airconditioning system or plumbing and drainage system or building services system without the prior Written consent of the Landlord and to use the Landlord's approved contractor for carrying out and installing mechanical and electrical engineering work at the Tenant’ s sole costs and expenses.

11.	The Tenant shall be responsible for the cost of the installation of sub-main cable to and all other alteration works at the Premises.

12.	Prior to carrying out any fitting out or other works to the Premises, the Tenant shall take out adequate insurance to cover all risks for the fit out work and pay to the Building Manager a vetting charge for his checking and approving the fit out plans and inspection of the fit out works, and a refundable deposit as security for any damage to the Building caused as a result of the Tenant's fit out works and the removal of any debris and for compliance of all fitting out requirements whether under this Agreement or the Tenant’ s Fitting-Out Guide.

13.	The Tenant shall remove at the Tenant's own expense all debris and rubbish resulting from such fitting out work to the location designated by the Landlord or the Building Manager or their authorised agents in an orderly and proper manner.

14.	The Tenant shall pay temporary electricity charge and debris removal charges to the Building Manager as required.

15.	The Tenant shall keep the Premises including all windows at all times in a clean and sanitary state and condition to the satisfaction of the Landlord. For the avoidance of doubt, the above obligation of the Tenant shall cover any toilet, open space, open seating area, garden, car parking space and any other kinds of spaces or areas within or included in the Premises or designated for the use of the Tenant and the fittings and installations the rein. If, in the opinion of the Landlord, the Tenant fails to keep the Premises in the aforesaid condition, the Landlord shall have the right (but not oblige) to enter the Premises and arrange cleaning or other work to be carried out to the Premises which the Landlord in its absolute discretion consider necessary to maintain the Premises in such condition and the Tenant shall pay to the Landlord all costs incurred therefor.

16.	(i) Each party shall take every reasonable precaution to ensure that its agents, officers or employees and in addition, in case of the Tenant, its contractors, Solicitors and other professional advisers do not :-

(a)	disclose any term of this offer and/or the Subsequent Tenancy Agreement ; or

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(b)	disclose or use any information acquired in connection with this offer and/or the subsequent Tenancy Agreement or acquired in connection with the negotiations leading up to it save when necessary for the performance of that party' S obligations under this offer and/or the subsequent Tenancy Agreement or as the other party may first agree in writing.

(ii)	This clause shall not operate so as to prevent a disclosure which is made: -

(a) to a public authority under compulsion of law;

(b) to a court of law in Hong Kong Special Administrative Region or elsewhere or otherwise in any legal proceeding;

(c) to the auditors of , or any lawyer or professional person being under a duty of confidentiality in acting for that party, or when advising a party as to the performance of its obligations under or in connection with this offer and/or the Subsequent Tenancy Agreement; -

(d) to banks and/or financial institutions for the purposes of the Landlord' s raising and/or arranging finance and/or refinancing, whether in connection with the Premises, the development in which the Premises are situated or otherwise; -

(e) in connection with the fulfillment of any rules, regulations or other requirements of any stock exchange or any relevant regulatory authority for any purpose whatsoever;

(f) in connection with any sale, assignment, transfer or other disposal of the Premises, the Building and/or development in which the Premises are situated or any part thereof or any interest the rein and/or of the shares and/or business of the Landlord, or the discussion or negotiation thereof;

(g) for the purposes of rental collection and/or property management.

17.	The Landlord reserves the right to change the user or trade-mix of any part of the Building for any other purposes (including but not limited to restaurant and/or retail purposes), renovate or refurbish the shopping arcade (if any) or office area (if any) or any part or any area of the Building, to change, alter, amend, vary, add to, re-construct, re-designate, re-partition or re-locate the layout of the shopping arcade (if any) or office area (if any) or any part or any area of the Building including but not limited to the external walls, advertising space(s), entrance, lobbies, staircases, landings, passages, corridors, toilets, lifts and escalators and/or to erect, affix, install, remove, maintain, renew or paint on or to such parts of the exterior of the Building and/or the Premises (including but not limited to the walls and windows) flags, poles, banners, posters, decorations, chimneys, sunshades, sculptures, signs, Stickers, signboards, advertisements (illuminated or otherwise), broadcasting device or structures (with Sound system or otherwise), marketing or promotional materials and to carry out Works and inspection in connection therewith. The Tenant shall not be entitled to object to the change or any works as aforesaid and shall have no right of action or claim for compensation whatsoever in connection therewith.

18.	Unless the context otherwise requires, words herein importing a gender shall include all other genders and words he rein in the singular shall include the plural and vice versa.

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19.	(i)	Any notice required to be served hereunder shall be sufficiently served on the Tenant if delivered to it by post or facsimile or email or left addressed to it at the Premises or at its last known address in Hong Kong Special Administrative Region and shall be sufficiently served on the Landlord if sent to it by post or delivered to it at the address given here in or any other address which the Landlord may notify to the Tenant from time to time. A notice sent by post shall be deemed to have been given one (1) business day after the date of posting.

(ii)	The Tenant agrees and confirms that the email address provided herein is for the purpose of receiving notices served under this offer and/or the Subsequent Tenancy Agreement by email.

The Tenant understands and acknowledges that (i) the Landlord may, but is not obliged to and without limiting the kind of notices sent by the Landlord to the Tenant through email,Send notices or advices for payment of any rent, other charges and/or additional outgoings with interest thereon (if any) payable under this agreement or for other related purposes to the Tenant through the email address provided above or to the Landlord in writing from time to time; and (ii) irrespective of whether any such notice or advice for payment has been sent to the Tenant by the Landlord or not, payments shall be in arrears if not made on the date and in manner as provided in this offer and/or the subsequent Tenancy Agreement and the Landlord is not in any way liable to the Tenant or any other persons for any delay or failure in giving the aforesaid notice or advice.

20.	The Tenant shall not employ any person or firm to provide security service to the Premises except person or firm approved by the Landlord or the Building Manager. Such security Service shall be obtained at the sole expense of the Tenant.

21.	A written notice served by the Landlord on the Tenant or left at the Premises, to the effect that the Landlord thereby exercises the power of re-entry, shall be a full and sufficient exercise of such power without actual entry on the part of the Landlord.

22.	In addition to rent, any amounts falling due under this Offer may be recovered by distress as rent in arrears. For the purposes of Part III of the Landlord and Tenant (Consolidation) Ordinance (Cap. 7) and of this agreement, the rent payable in respect of the Premises and other amounts recoverable by distress as rent in arrears shall be and be deemed to be in arrears (whether formally demand or not) if not paid in advance at the times and in the manner hereinbefore provided for payment thereof. All costs and expenses of and incidental to distraint shall be paid by the Tenant on a full indemnity basis and shall be recoverable from it as a debt.

23.	If the Tenant has failed to observe or perform any covenants, agreements, Stipulations, terms or conditions of this Agreement, the Landlord and/or the Building Manager has the right to withhold the service or facility provided by the Landlord and/or the Building Manager under this Agreement without incurring any liability to the Tenant for any loss or damage suffered by the Tenant as a result thereof. The aforesaid right shall be exercisable by the Landlord and Building Manager notwithstanding anything to the contrary contained in this Agreement and without prejudice to any other rights and remedies that the Landlord and/or the Building Manager may have.

11

LD-AG-001-NL

24.

The Tenant shall not affix, erect, attach, exhibit, display or permit or suffer so to be done upon any part within or on the exterior or at the show windows (if any) of the Premises or to or through any windows thereof any writing, sign, decoration, signboard or other device (whether illuminated or not) which may be visible from outside the Premises except with prior approval of the Landlord or the Building Manager. The Tenant shall remove any of the aforesaid displays notwithstanding that prior approval has been obtained from the Landlord and/or the Building Manager if, at any time during the Term, it is in the opinion of the Landlord that the aforesaid displays or any of them does not appear in a manner (whether of design, quality, type or otherwise) keeping with first class commercial premises then the Tenant shall, at his sole cost, replace the same with such appropriate displays approved by and to the satisfaction of the Landlord and/or the Building Manager.

25.	(i)	The Tenant shall not install, affix, put up or display or permit or suffer to be installed, affixed, put up or displayed at, on or upon the Premises and/or any part of the Building, any artwork, exhibits, display, articles or materials ( "the Displays" ) any content of which has not been first approved by the Landlord or is or is considered in its absolute discretion by the Landlord (whose decision is final and conclusive) to be:

(a) illegal, immoral or prohibited by the Government of Hong Kong Special Administrative Region;

(b) in breach of any applicable legislation or regulations from time to time in force in Hong Kong Special Administrative Region;

(c) obscene, indecent, objectionable, defamatory, discriminatory or offensive to the general public or any person(s);

(d) promoting or advertising the business of any direct competitors of the Landlord or Sing Group;

(e) adversely affecting the image of reputation or prestige of the Landlord or Sino Group or the Building; or

(f) otherwise inappropriate or considered by the Landlord to be inappropriate to be displayed at the Premi ses and for the Building.

(ii)	The Tenant shall be wholly responsible for the contents of the Displays and shall indemnify the Landiord against any claim, liability, cost, expense, loss or damage arising from or in connection with the contents of the Displays or any part of them or any breach of the Tenant of this clause.

(iii)	If the Landlord is of the opinion that the contents of the Displays or any part thereof is of any kind referred to in clause 25(i) above, the Tenant must remove or demolish the same immediately at its sole cost. For the avoidance of doubt, the Landlord is entitled (but not obliged) to remove or demolish the Displays or such part thereof at any time without incurring any liability to the Tenant. All expenses for the removal and demolition shall be borne and paid by the Tenant and the Landlord shall not be liable to the Tenant or any other party whomsoever for any claim, loss or damage whatsoever caused to the Displays arising from such removal and demolition.

12

SCHEDULE II

Special Conditions

1. Management Fee and Air-Conditioning Charge

(i) If the normal air-conditioning supply hours are specified hereinbefore, air-conditioning charge shall be payable by the Tenant. The management fee and air-conditioning charge (if any) shall be subject to revision from time to time during the Term as determined by the Building Manager and is payable monthly in advance on the first day of each calendar month. The normal air-conditioning Supply hours are subject to revision from time to time by the Landlord or the Building Manager at its sole discretion by giving to the Tenant not less than one month's prior notice in writing in that behalf.

(ii) If the management fee and air-conditioning charge (if any) shall be in arrears for more than fifteen (15) days, without prejudice to any right of action or any remedy of the Landlord for the recovery thereof, from the Tenant, the Landlord shall be thereafter at its discretion entitled to Suspend or discontinue the provision of any management or air-conditioning supply services including any cleaning service to the Premises if it is included in the management service until such default or breach has been rectified and the Landlord shall not incur any liability to the Tenant for any loss, or damage suffered by the Tenant as a result thereof.

2. Cleaning Service Charges

(i) In the event that the Tes2nt is liable to pay monthly cleaning service charges hereunder,

(a) the Tenant has agreed to engage Best Result Environmental Services Limited ("Best Result"), a cleaning contractor approved by the Landlord, to provide internal cleaning services ("cleaning Services") to the Premises throughout the Term at the Tenant's cost which is subject to adjustment to be made by Best Result and is payable is advaňce and in the same manner as the management fee and air-conditioning charge (if any) are payable under this agreement. The scope of the cleaning services will be available upon request be ng made to Best Result either directly or through the Landlord. The cleaning service charges will be collected by the Landlord as agent for and on behalf of Best Result, in the same way and manner as the management fee and air-conditioning charge (if any) are collected.

(b) if the cleaning service charges shall be in arrears for more than fifteen (15) days, the Landlord shall notify Best Result who may thereafter at its discretion suspend or discontinue the provision of cleaning services to the Premises until such default or breach has been rectified. Without prejudice to any right to recover the outstanding sum(s) from the Tenant by the Landlord or Best Result, the Landlord shall not incur any liability to the Tenant for any loss or damage suffered by the Tenant as a result thereof.

(ii) The Tenant shall not employ any person or firm (other than its own staff) to carry out internal cleaning of the Premises save with prior approval of the Landlord or the Building Manager and the Tenant shall pay all charges there for.

3. Legal Costs

The Landlord's solicitors' legal costs (calculated at full scale), disbursements and other legal expenses in connection with the preparation and signing of the Tenancy Agreement and its counterpart shall be borne by the Landlord and the Tenant in equal shares. Should the Tenant engage a separate firm of Solicitors to act on its behalf then each party shall pay its own solicitors' costs.

4. Sales and Redevelopment

(i) Notwithstanding any provision to the contrary contained in this offer and/or the subsequent Tenancy Agreement, if at any time during the term the Landlord shall decide to redevelop, renovate, refurbish or redesign the Building or any part thereof (which decision shall be sufficiently evidenced by a certified true copy of the relevant Board Resolution of the Landlord) or shall sell, assign or enter into any agreement for the sale or assignment of the whole or any part of the Building which includes the Premises, the Landlord shall be entitled to give not less than six (6) calendar months' notice in writing to the Tenant to determine this offer and/or the subsequent Tenancy Agreement and at the expiry of such notice everything herein contained shall cease and be void and the Tenant shall immediately deliver up vacant possession of the Premises to the Landlord.

(ii) The Tenant shall not be entitled to claim against the Landlord for any compensation for the loss of goodwill or business, damages or any costs and expenses incurred by the Tenant whatsoever but any such termination shall be without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of any terms or stipulations contained in this agreement.

(iii) The expression "Landlord" in this clause shall include the Landlord's successors in title and this clause shall enure for the benefit of the Landlord's successors in title.

(iv) It is also agreed and declared that notwithstanding any other provision(s) in this agreement and notwithstanding any law to the contrary, the Tenant's option right(s) (if any) shall be extinguished and determined upon the service of the said notice of termination, irrespective of whether such rights shall have been exercised by the Tenant or not.

(v) The Tenant shall not be entitled to any claim against the Landlord for any damages of compensation or any relief against the extinguishment and determination of its option right (S).

5. Vacant Possession

(i) The Tenant is fully aware of the fact that the Premises is at present let to an existing tenant,

(ii) The Tenant agrees that if the landlord shall for whatever reason fail to obtain vacant possession of the Premises on or before 16 October 2015, the date of commencement of the said term and for the de very of vacant possess son of the Premises by the Landlord to the Tenant shall be postponed.

(iii) In such an event, the Tenant will not be compensated in anyway by the Landlord save that the Tenant's obligations to pay rent and to perform and observe the other terms and conditions of this Agreement (save and except the payment of deposit) shall not arise until vacant possession of the Premises is delivered to the Tenant.

ANNEXURE

Landlord’s Provisions

Save the items enlisted here below, the premises shall be handed over to the Tenant in a ‘bare shell’ condition.

1. Landlord shall install ceiling tiles and ceiling grids at Landlord’ s standard in one-off basis after the lease commencement date.

2. Landlord shall supply and deliver 130 nos. recessed light fixture (material only) at Landlord’ s standard in one-off basis for Tenant’ s own installation

3. Landlord shall supply and deliver 260 nos. fluorescent tube (material only) at Landlord’ s standard in one-off basis for Tenant’ s own installation.

4. Landlord shall install two numbers of single leaf fire rated wooden door at Landlord’ s standard.

5. Landlord shall install a double leaf fire rated glass door at Landlord’ s standard.

Upon sonner determination or expiration of the Lease, Landlord reserver the right to demand Tenant to demolish the premises to Landlord’ s bare shell standard, repair or reinstate wholly or partially of it.

SUITE 1805&06
D
18R DN
18R UP
P.D.
H.R.
DISABLE
METER ROOM
STAIRCASE NO. T5
6L3
6L4
M. TOILET
A/C D.
P.D.
LIFT LOBBY
F. TOILET
STAIRCASE NO. T6
LIFT MACHINE ROOM
6L1
6L2
6L5
SER. LIFT LOBBY
DN 18R
UP 18R
P.D.
H.R.
SUITE 1804
SUITE 1803
SUITE 1801
SUITE 1802
B.L. 40.57 M (CHORD)

CHKC – 18/F (LV.14) PLAN (TOWER 6)

33 CANTON ROAD, TSIM SHA TSUI, KOWLOON

(FOR REFERENCE ONLY)